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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF NAVARRE CORPORATION

         NAME                       TYPE OF ENTITY           STATE OF FORMATION
         ----                       --------------           ------------------
Encore Software, Inc.          Corporation                       Minnesota
BCI Eclipse Company, LLC*      Limited Liability Company         Minnesota
eSplice, Inc.                  Corporation                       Minnesota

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* not wholly-owned